EXHIBIT 99.3

CHANGE IN CONTROL AGREEMENT

This Change in Control Termination Agreement (the “CIC Agreement”) is entered into as of December 16, 2024, between Middlesex Water Company (the “Company”), a New Jersey corporation, and Gregory Sorensen (referred to as “You” in this CIC Agreement).

Recitals

A.	The Company considers it essential to the best interests of its shareholders to foster the continuous employment of key management personnel. In this connection, the Board of Directors of the Company (the “Board”) recognizes that, as is the case with many publicly held Companies, the possibility of a Change in Control may exist. This possibility, and the uncertainty and questions that it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its shareholders.

B.	The Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company’s management, including You, to the assigned duties without distraction in the face of circumstances arising from the possibility of a Change in Control of the Company.

C.	To induce You to remain in the employ of the Company, while simultaneously representing the best interests of the Company’s shareholders, and in consideration of your agreement set forth below, the Company agrees that You shall receive the severance benefits set forth in this CIC Agreement in the event your employment with the Company is terminated by the Company, or is terminated by You for “Good Reason,” as defined herein, in connection with a “Change in Control of the Company” (as defined in Section 2 below).

Therefore, in consideration of your continued employment and the parties’ agreement to be bound by the terms contained in this CIC Agreement, the parties agree as follows:

1.	Term of CIC Agreement. This CIC Agreement shall commence as of January 1, 2025. However, commencing on December 31, 2025, and each December 31 afterwards, the term of this Agreement shall automatically be extended for one (1) additional year unless, no later than the preceding November 1st, the Company shall have given notice that it does not wish to extend this Agreement. Notwithstanding the foregoing, if a Change in Control of the Company shall be proposed to occur, or have occurred, during the original or any extended term of this CIC Agreement, this CIC Agreement shall continue in effect until your termination of employment with the Company or its successor or, when all amounts due under this CIC Agreement following a termination have been paid, whichever is later.

2.	Change In Control. No benefits shall be payable under this CIC Agreement unless there shall have been a Change in Control of the Company, as set forth herein. For purposes of this CIC Agreement, a “Change in Control” of the Company shall be deemed to occur if any party or group acquires beneficial ownership of 20 percent or more of the voting shares of the Company; or if shareholder approval is obtained for a transaction involving the acquisition of the Company through the purchase or exchange of the stock or assets of the Company by merger or otherwise; or if more than one-third of the Board elected in a 12-month period or less are so elected without the approval of a majority of the Board as constituted at the beginning of such period; or a liquidation or dissolution of Company.

3.	Termination Following Change In Control. If any of the events described in Section 2 above constituting a Change in Control of the Company shall have occurred, then unless the termination is (A) because of your death, Disability or Retirement, (B) by the Company for Cause, or (C) by You other than for Good Reason, on the subsequent termination of your employment during the term of this CIC Agreement, You shall be entitled to the severance benefits provided in Section 4.3 below if such termination occurs on or before the second (2nd) anniversary of the Change in Control date (the “Change in Control Period”). If such termination occurs before the Change in Control Date, You shall not be entitled to receive severance benefits under this CIC Agreement.

3.1 Disability. If, as a result of your incapacity due to physical or mental illness during the Change in Control Period You shall have been absent from the full-time performance of your duties with the Company for six consecutive months, and within 30 days after written notice of termination is given You shall not have returned to the full-time performance of your duties, your employment may be terminated for "Disability" whereby, You would not be entitled to receive severance benefits in relation to a Change in Control.

3.2 Cause. Termination by the Company of your employment for "Cause" shall mean termination as a result of:

3.2.1 The willful and continued failure by You to substantially perform your duties with the Company as such employment was performed by You prior to the Change in Control or any such actual or anticipated failure after the issuance by You of a Notice of Termination for Good Reason as defined herein after a written demand for substantial performance is delivered to You by the Board of Directors, which demand specifically identifies the manner in which the Board believes that You have not substantially performed your duties; or

3.2.2 The willful act by You in conduct that is demonstrably and materially injurious to the Company, and which the Board deems to cause or will cause substantial economic damage to the Company or injury to the business reputation of the Company, monetarily or otherwise. For purposes of this Section, no act, or failure to act, on your part shall be deemed “willful" unless done, or omitted to be done, by You not in good faith and without a reasonable belief that your action or omission was in the best interest of the Company. Notwithstanding the foregoing, You shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to You a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to You and an opportunity for You, together with your counsel, to be heard before the Board), finding that in the good faith opinion of the Board You were guilty of conduct set forth above in clauses 3.2.1 or 3.2.2 of this Section and specifying the particulars in detail.

3.3 CIC Good Reason. You shall be entitled to receive severance benefits as provided in this CIC Agreement if You terminate your employment with the Company for “Good Reason.” For purposes of this CIC Agreement, "CIC Good Reason" shall mean, without your consent, the occurrence in connection with a Change in Control of the Company of any of the following circumstances unless, in the case of Sections 3.3.1, 3.3.5, 3.3.6, 3.3.7, or 3.3.8, the circumstances are fully corrected prior to the Date of Termination specified in the Notice of Termination, as defined in Sections 3.5 and 3.4, respectively, given in respect of them. If You terminate your employment with the Company for Good Reason, as provided below, your employment with the Company shall be considered to have been involuntarily terminated by the Company:

3.3.1 The assignment to You of any significant employment duties which are inconsistent with your status and position (i) prior to the Change in Control where such change is a direct result of any pending Change in Control; or (ii) as such status exists immediately prior to the Change in Control of the Company, or (iii) which are a substantial adverse alteration in the nature or status of your responsibilities from those in effect immediately prior to the Change in Control of the Company whichever is applicable;

3.3.2 A reduction by the Company in your annual base salary or participation in any incentive compensation programs as in effect on the initial date of this CIC Agreement, or as same may be increased from time to time irrespective of future Company policies including any across-the-board salary reductions similarly affecting all key employees of the Company;

3.3.3 Your relocation, without your consent, to an employment location not within twenty-five (25) miles of your present designated office or job location, except for required travel on the Company's business to an extent substantially consistent with your present business travel obligations;

3.3.4 The failure by the Company, without your consent, to pay to You any part of your current compensation, or to pay to You any part of an installment of deferred compensation under any deferred compensation program of the Company, within fourteen (14) days of the date the compensation is due;

3.3.5 The failure by the Company to continue in effect any bonus to which You were entitled, or any compensation plan in which You participate (i) prior to the Change in Control where such change is a direct result of any pending Change in Control, or (ii) immediately prior to the Change in Control of the Company that is material to your total compensation, including but not limited to the Company's Restricted Stock Plan, 401(k) Plan, and other Benefit Plans, or any substitute plans adopted prior to the Change in Control of the Company for which you are entitled under a separately executed employment agreement, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to the plan, or the failure by the Company to continue your participation in it (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of your participation relative to other participants, as existed at the time of the Change in Control;

3.3.6 The failure by the Company to continue to provide You with (i) benefits substantially similar to those enjoyed by You under any of the Company's life insurance, medical, health and accident, or disability plans in which You were participating at the time of the Change in Control of the Company was in effect for the employees of the Company generally at the time of the Change in Control, (ii) the failure to continue to provide You with a Company automobile or allowance in lieu of it at the time of the Change in Control of the Company, (iii) the taking of any action by the Company that would directly or indirectly materially reduce any of such benefits or deprive You of any material fringe benefit enjoyed by You at the time of the Change in Control of the Company, or (iv) the failure by the Company to provide You with the number of paid vacation days to which You are entitled with the Company's normal vacation policy or other vacation allowance provided to you by written agreement in effect at the time of the Change in Control of the Company;

3.3.7 The failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this CIC Agreement, as contemplated in Section 5 of this CIC Agreement; or

3.3.8 Any purported termination of your employment that is not effected pursuant to a Notice of Termination satisfying the requirements of Section 3.4 below (and, if applicable, the requirements of Section 3.2 above); for purposes of this CIC Agreement, no such purported termination shall be effective.

3.3.9 You cannot terminate your employment for Good Reason unless You have provided written notice to the Company of the existence of the circumstances providing grounds for termination for Good Reason within 90 days of the initial existence of such grounds and the Company has had at least 30 days from the date on which such notice is provided to cure such circumstances, if curable. If You do not provide your Notice of Termination as set forth in Section 3.4 for Good Reason within 90 days after the first occurrence of the applicable grounds, then You will be deemed to have waived your right to terminate for Good Reason with respect to such grounds.

3.4 Notice of Termination. Any purported termination of your employment by the Company or by You shall be communicated by written Notice of Termination to the other party to this CIC Agreement in accordance with Section 6 of this CIC Agreement. For purposes of this CIC Agreement, a "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this CIC Agreement relied on and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated. Your rights to terminate your employment pursuant to this Section shall not be affected by your incapacity due to Disability. In the event You deliver Notice of Termination based on circumstances set forth in Sections 3.3.1, 3.3.5, 3.3.6, 3.3.7, or 3.3.8 above, which are fully corrected prior to the Date of Termination set forth in your Notice of Termination, the Notice of Termination shall be deemed withdrawn and of no further force or effect.

3.5 Date of Termination, etc. "Date of Termination" shall mean (A) if your employment is terminated for Disability, 30 days after Notice of Termination is given (provided that You shall not have returned to the full-time performance of your duties during such 30-day period), and (B) if your employment is terminated pursuant to Section 3.2 or 3.3 above or for any other reason (other than Disability), the date specified in the Notice of Termination (which, in the case of a termination pursuant to Section 3.2 above shall not be less than 30 days, and in the case of a termination pursuant to Section 3.3 above shall not be less than 30 nor more than 60 days, respectively, from the date the Notice of Termination is given). However, if within 15 days after any Notice of Termination is given, or, if later, prior to the Date of Termination (as determined without regard to this provision), the party receiving the Notice of Termination notifies the other party that a dispute exists concerning the termination, then the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order, or decree of a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal has expired and no appeal has been perfected). The Date of Termination shall be extended by a notice of dispute only if the notice is given in good faith and the party giving the notice pursues the resolution of the dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Company will continue to pay You your full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, base salary) and continue You as a participant in all compensation, benefit, and insurance plans in which You were participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with this Section. Amounts paid under this Section are in addition to all other amounts due under this CIC Agreement and shall not be offset against or reduce any other amounts due under this CIC Agreement.

4. Compensation on Termination or During Disability. Following a Change in Control of the Company, as defined by Section 2, on termination of your employment or during a period of Disability You shall be entitled to the following benefits:

4.1 During any period that You fail to perform your full-time duties with the Company as a result of incapacity due to Disability, You shall continue to receive your base salary at the rate in effect at the commencement of any such period, together with all amounts payable to You under any compensation plan of the Company during the period, until this CIC Agreement is terminated pursuant to section 3.1 above. Thereafter, or in the event your employment shall be terminated by the Company or by You for Retirement, or by reason of your death, your benefits shall be determined under the Company's retirement, insurance, and other compensation programs then in effect in accordance with the terms of those programs.

4.2 If your employment shall be terminated by the Company for Cause or by You other than for Good Reason, Disability, death, or Retirement during a Change In Control Period, the Company shall pay You your full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, plus all other amounts and benefits to which You are entitled under any compensation plan of the Company at the time the payments are due. The Company shall have no obligations to You under this CIC Agreement.

4.3 On or before the second anniversary of the Change In Control, if your employment by the Company shall be terminated (a) by the Company other than for Cause or Disability, or (b) by You for Good Reason (as defined in Section 3.3 herein), then You shall be entitled to the benefits provided below:

4.3.1 The Company shall pay You your full salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, plus all other amounts and benefits to which You are entitled under any compensation plan of the Company, at the time the payments are due, except as otherwise provided below.

4.3.2 In lieu of any further salary payments to You for periods subsequent to the Date of Termination, the Company shall pay to You, as severance pay the following: (i) a lump sum severance payment equal to two (2) times the average of your Compensation for the five (5) years prior to the occurrence of the circumstance giving rise to the Notice of Termination (or if employed less than 5 years, the average annualized Compensation of the period worked to date), plus (ii) the amounts in the forms set forth in paragraphs 4.3.3, 4.3.4 and 4.3.5 (the “Severance Payments”). Such Severance Payments are further subject to any limitations which may apply in the context of a Change in Control as referenced in a separately executed Employment Agreement.

4.3.3 If permitted under the terms of such plans, the Company shall continue coverage for You and your dependents under any health or welfare benefit plan under which You and your dependents were participating prior to the Change in Control for a period ending on the earlier to occur of (i) the date You become covered by a new employer’s health and welfare benefit plan, (ii) the date You become covered by Medicare, or (iii) the date which is twenty-four (24) months from the Date of Termination. The coverage for your dependents shall end earlier than (i), (ii) or (iii) if required by the health or welfare benefit plan due to age eligibility.

4.3.4 The Company shall pay to You any deferred compensation, including, but not limited to deferred bonuses, allocated or credited to You or your account as of the Date of Termination.

4.3.5 Outstanding stock options or Restricted Stock grants, if any, granted to You under the Company's Stock Plans which are not vested on Termination shall immediately vest.

4.3.6 Where You shall prevail in any action against the Company to recover benefits hereunder, the Company shall also pay to You all reasonable legal and accounting fees and expenses incurred by You as a result of the termination, including all such fees and expenses incurred by You as a result of the termination, (including all such fees and expenses, if any, incurred in contesting or disputing any termination or in seeking to obtain or enforce any right or benefit provided by this CIC Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of Code Section 4999 to any payment or benefit provided under this CIC Agreement) or any other agreement with the Company.

4.3.7 The amount of Severance Payments due to You under this or any other relevant agreement with the Company shall be determined by the Board in its reasonable discretion. The payments provided for in Paragraphs 4.3.2, 4.3.4 and 4.3.5 above, shall be made no later than the thirtieth (30th) day following the Date of Termination. However, if the amounts of the payments cannot be finally determined on or before that day, the Company shall pay to You on that day an estimate, as determined in good faith by the Company, of the minimum amount of such payments and shall pay the remainder of those payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) as soon as the amount can be determined but in no event later than two and a half months after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, the excess shall constitute a loan by the Company to You payable on the 30th day after demand by the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code).

4.4 For purposes of this CIC Agreement:

4.4.1 If your employment is terminated in connection with the Change in Control “Compensation” shall mean two (2) times Your base salary plus two (2) times Your targeted annual equity grant.

4.5 You shall not be required to mitigate the amount of any payment provided for in this Section 4 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section 4 be reduced by any compensation earned by You as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by You to the Company, or otherwise except as specifically provided in this Section 4.

4.6 In addition to all other amounts payable to You under this Section 4, You shall be entitled to receive all qualified benefits payable to You under the Company's 401(k) Plan, Defined Benefit Plan and any other plan or agreement relating to retirement benefits, in accordance with the terms of those Plans, to the extent you were a participant in such Plan or Plans as of the date of a Change in Control.

5. Successors; Binding Agreement.

5.1 The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this CIC Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain the assumption and agreement prior to the effectiveness of any succession shall be a breach of this CIC Agreement and shall entitle You to compensation from the Company in the same amount and on the same terms as You would have been entitled to under this CIC Agreement if You had terminated your employment for Good Reason following a Change in Control of the Company, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

5.2 This CIC Agreement shall inure to the benefit of, and be enforceable by, your personal or legal representatives, executors, administrators, heirs, distributees, and legatees. If You should die while any amount would still be payable to You if You had continued to live, all such amounts, unless otherwise provided in this CIC Agreement, shall be paid in accordance with the terms of this CIC Agreement to your legatee or other designee or, if there is no such designee, to your estate.

6. Notice For the purpose of this CIC Agreement, all notices and other communications provided for in the CIC Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this CIC Agreement, provided that all notices to the Company shall be directed to the attention of the Board with a copy to the President of the Company, or to such other address as either party may have furnished to the other in writing in accordance this CIC Agreement, except that notice of a change of address shall be effective only on receipt.

7. Section 409A

7.1 This CIC Agreement is intended to comply with Code Section 409A or an exemption thereunder and shall be construed and administered in accordance with Code Section 409A. Notwithstanding any other provision of this CIC Agreement, payments provided under this CIC Agreement may only be made upon an event and in a manner that complies with Code Section 409A or an applicable exemption. Any payments under this CIC Agreement that may be excluded from Code Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Code Section 409A to the maximum extent possible. For purposes of Code Section 409A, each installment payment provided under this CIC Agreement shall be treated as a separate payment. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this CIC Agreement comply with Code Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by a Participant on account of non-compliance with Code Section 409A.

7.2 Notwithstanding any other provision of this CIC Agreement, any Severance Payment under this CIC Agreement that (i) is determined to constitute “nonqualified deferred compensation” within the meaning of Code Section 409A and (ii) is to be made under this CIC Agreement upon the Date of Termination shall only be made upon a “separation from service” under Code Section 409A.

7.3 Notwithstanding any other provision of this CIC Agreement, if any Severance Payment (i) is determined to constitute “nonqualified deferred compensation” within the meaning of Code Section 409A and (ii) You are determined to be a “specified employee” as defined in Code Section 409A(a)(2)(b)(i), then such Severance Payment shall not be paid until the first payroll date to occur following the six-month anniversary of Your “separation from service” or, if earlier, on Your death (the “Specified Employee Payment Date”). The aggregate of any payments that would otherwise have been paid before the Specified Employee Payment Date shall be paid to You in a lump sum on the Specified Employee Payment Date and thereafter, any remaining payments shall be paid without delay in accordance with their original schedule.

8. Miscellaneous

8.1 No provision of this CIC Agreement may be modified, waived, or discharged unless the waiver, modification, or discharge is agreed to in writing and signed by You and such officer as may be specifically designated by the Board.

8.2 No waiver by either party to this CIC Agreement at any time of any breach by the other party of, or compliance with, any condition or provision of this CIC Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

8.3 No agreements or representations, oral or otherwise, express, or implied, with respect to the subject matter of this CIC Agreement have been made by either party that are not expressly set forth in this CIC Agreement.

8.4 Nothing in this CIC Agreement is intended to reduce any benefits payable to You under any other agreement You may have with the Company or in any Company plan in which You may participate.

8.5 The validity, interpretation, construction, and performance of this CIC Agreement shall be governed by the law of New Jersey without reference to its conflict of laws principles.

8.6 All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for shall be paid net of any applicable withholding or deduction required under federal, state or local law.

8.7 The obligations of the Company under Section 4 shall survive the expiration of the term of this CIC Agreement.

9. Validity. The validity or enforceability of any provision of this CIC Agreement shall not affect the validity or unenforceability of any other provision of this CIC Agreement, which shall remain in full force and effect.

10. Counterparts. This CIC Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

11. Arbitration. Any dispute or controversy arising under or in connection with this CIC Agreement shall be settled exclusively by arbitration in New Jersey in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. However, you shall be entitled to seek specific performance of your right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection this CIC Agreement.

12. Entire Agreement. This CIC Agreement sets forth the entire understanding of the parties with respect to its subject matter and supersedes all prior written or oral agreements or understandings with respect to the subject matter.

In witness whereof, the parties have executed this CIC Agreement as of the day and year first above written.

MIDDLESEX WATER COMPANY

	By:	/s/ Nadine Duchemin-Leslie
Nadine Duchemin-Leslie
President & CEO

ATTEST:

/s/ Jay L. Kooper
Jay L. Kooper, Vice President, General Counsel & Secretary

/s/ Gregory Sorensen
Gregory Sorensen

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